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                                                                    EXHIBIT (99)
          FORM OF PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS OF CFC

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                          CENTER FINANCIAL CORPORATION
R E V O C A B L E
                        SPECIAL MEETING OF STOCKHOLDERS
P R O X Y
                                          , 1996
The undersigned hereby appoints                   ,                   and
                  with full power of substitution to act as attorneys and proxies for the undersigned, to vote all shares of common stock of Center Financial Corporation ("CFC"), which the undersigned is entitled to vote at the Special Meeting of Stockholders ("Special Meeting"), to be held at the Mattatuck Museum, 144 West Main Street, Waterbury, Connecticut, on September 25, 1996, at 10:00 a.m., and at any and all adjournments or postponements thereof, as follows:
  To consider and vote upon a proposal to approve the Agreement and Plan of Mergers, dated as of June 14, 1996 (the "Merger Agreement"), among CFC, Centerbank, First Union Corporation ("FUNC"), and First Union Bank of Connecticut ("FUB-CT"), pursuant to which, among other things, (i) CFC will merge with and into FUNC (the "Corporate Merger") and Centerbank will merge with and into FUB-CT, and (ii) each outstanding share of CFC common stock (excluding any dissenters' shares and certain shares held by CFC or FUNC) will be converted into the right to receive a number of shares of FUNC common stock equal to the result obtained by dividing $25.44 by the average closing price of FUNC common stock on the New York Stock Exchange Composite Transactions Tape for the ten trading days immediately prior to the effective date of the Corporate Merger, all on and subject to the terms and conditions contained in the Merger Agreement.
  FOR ( )      AGAINST ( )      ABSTAIN ( )
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSAL.
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSAL. IF ANY OTHER MATTERS ARE VOTED ON AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE PROXYHOLDERS ON SUCH MATTERS IN THEIR SOLE DISCRETION.

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            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CFC
The undersigned acknowledges receipt of the combined Notice of Special Meeting of Stockholders and Prospectus/Proxy Statement with respect to the Special Meeting.
Dated:                     , 1996
                                              PRINT NAME OF STOCKHOLDER
                                              SIGNATURE OF STOCKHOLDER
                                              PRINT NAME OF STOCKHOLDER
                                              SIGNATURE OF STOCKHOLDER
                                              Please sign exactly as name
                                              appears on this card. When signing
                                              as attorney, executor,
                                              administrator, trustee or
                                              guardian, please give your full
                                              title. If shares are held jointly,
                                              each holder should sign.
    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.